STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is entered into by Touchstone Mining Limited (the “Company”) and Douglas Scheving (“Purchaser”) this 26th day of September, 2007.

W I T N E S S E T H :

WHEREAS, the Company owes the Purchaser $34,501.73 (“Indebtedness”) on demand and does not have the ability to repay such indebtedness;

WHEREAS, the Purchaser is willing to forgive the Indebtedness in exchange for three million shares of the Company’s common stock;

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

1.	Purchase agrees to forgive the Indebtedness of the Company owed to him.

2.	The Company agrees to issue to the Purchaser three million shares of its common stock, $0.00001 par value per share, and to issue him a certificate representing such shares.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first above written.

TOUCHSTONE MINING LIMITED

By:	/s/ Douglas Scheving
Douglas Scheving, its President

/s/ Douglas Scheving
Douglas Scheving